Exhibit 99.1

Blue Owl Capital to Acquire IPI Partners and to Partner with ICONIQ for Future Growth

•	Acquisition of digital infrastructure fund manager will add approximately $10.5 billion in assets under management and further augment Blue Owl’s existing digital infrastructure strategy.

NEW YORK, October 7, 2024 — Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL), a leading alternative asset manager, announced today it has entered into a definitive agreement to acquire the business of digital infrastructure fund manager IPI Partners, LLC (“IPI”) from an affiliate of ICONIQ Capital (“ICONIQ”) and an affiliate of Iron Point Partners (“Iron Point”) for a purchase price of approximately $1.0 billion. The purchase price will be comprised of approximately 80 percent Blue Owl equity and approximately 20 percent cash. The acquisition is expected to close in the fourth quarter of 2024 or first quarter of 2025, subject to certain closing conditions including third party consents, and is expected to be neutral to Blue Owl’s earnings in 2025 and modestly accretive in 2026. Blue Owl will partner with an affiliate of ICONIQ to help accelerate the future growth of the business.

IPI has approximately $10.5 billion in assets under management as of June 30, 2024 and was founded in 2016 as a joint venture between ICONIQ and Iron Point to service the needs of large, high-quality hyperscale and enterprise datacenter users. The IPI platform has grown into one of the largest private US-based data center investors with a portfolio of 82 data centers comprising over 2.2GWs of leased capacity across the US, EMEA and APAC. Tenants are primarily investment grade corporations, including several Fortune 100 companies. The firm is based in Chicago, IL with over 70 team members in global offices and over 50 investment professionals. IPI’s employees are expected to join Blue Owl and will continue to manage IPI’s existing funds.

Upon closing of the acquisition, IPI’s business will further enhance Blue Owl’s digital infrastructure strategy as part of the firm’s Real Estate platform, which will continue to be led by Blue Owl Co-President Marc Zahr. IPI’s Managing Partner, Matt A’Hearn will become Head of Blue Owl’s digital infrastructure strategy and report to Blue Owl Co-President Marc Zahr.

An affiliate of ICONIQ will enter into an agreement with Blue Owl to provide services to Blue Owl’s business, including, but not limited to, investment analysis and investor relations. In exchange for these services, an affiliate of ICONIQ is eligible for services payments, that are subject to certain future targets. Blue Owl anticipates these payments will be made between 2026 and 2028.

Blue Owl’s Co-CEOs Doug Ostrover and Marc Lipschultz said: “The acquisition of IPI with its deep sector expertise complements our existing net lease strategy while providing an ideal opportunity to expand Blue Owl’s digital infrastructure strategy. There is a massive market opportunity to finance data centers, matched by an increasing investor appetite for additional strategies investing behind cloud and AI-driven secular tailwinds. IPI’s tenured investment team, preeminent LP-base and global scale in the digital infrastructure economy will enhance our suite of capital solutions and investment offerings, further strengthening our position as a partner of choice. Investors can benefit greatly from the combination of Blue Owl’s triple net lease knowledge and IPI’s depth in the data centers market.”

Divesh Makan, a Founding Partner at ICONIQ, said, “It has been a privilege to help build IPI over the past eight years and to secure trust with many of the largest data center customers in the world. During this time, IPI has grown into one of the largest private developers and investors of data centers globally by solving problems for the leading global technology companies. We are excited to deepen our existing partnership with Blue Owl to advance IPI’s market leadership and further execute on this generational opportunity.”

Tom Lynch, a Managing Partner at Iron Point, added, “We are proud to have been partners with ICONIQ in the formation and growth of IPI, and we are confident that the addition of Blue Owl will enable IPI to achieve even greater scale to meet the needs of the world’s largest technology companies.”

Matt A’Hearn, Managing Partner of IPI, said, “On behalf of the IPI team, we are incredibly excited to join Blue Owl and serve as the foundation for expanding the firm’s digital infrastructure strategy, further complementing their market-leading net lease strategy. We are also grateful to our partners at ICONIQ and Iron Point, who were instrumental in helping us become one of the most scaled digital infrastructure managers. We believe there’s a tremendous amount that IPI can accomplish within the Blue Owl ecosystem alongside our partners at ICONIQ, and look to extend our market leading position.”

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Societe Generale, and TD Securities (USA) LLC are acting as co-financial advisors to Blue Owl in connection with the acquisition. Kirkland & Ellis LLP is acting as legal advisor to Blue Owl.

Gibson, Dunn & Crutcher LLP is acting as legal advisor to IPI. Berkshire Global Advisors L.P. is serving as financial advisor to Iron Point.

A supplemental investor presentation with respect to the acquisition is available on the shareholders section of Blue Owl’s website at www.blueowl.com.

Investor Call Details:

Blue Owl will host a conference call on Monday, October 7, 2024 at 8:30 a.m. ET to discuss the transaction.

Blue Owl invites all interested to participate via telephone or the live webcast. To register, please visit the Investor Resources section of Blue Owl’s website at https://ir.blueowl.com/overview.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic (Toll Free): (888) 330-2454

International: +1(240) 789-2714

Conference ID: 4153114

All callers will need to enter the Conference ID followed by the # sign. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

About Blue Owl

Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives.

With over $192 billion in assets under management as of June 30, 2024, we invest across three multi-strategy platforms: Credit, GP Strategic Capital, and Real Estate. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors, and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation.

Together with over 820 experienced professionals, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com.

About ICONIQ Capital

ICONIQ Capital is a global investment firm elevated by an extraordinary community. With over $80B assets under management, we seek to build resilient investment portfolios, partner with inspired entrepreneurs transforming industries, manage our clients’ lives and legacies, and create uncommon opportunities across sectors and society.

About Iron Point

Iron Point Partners is a leading private equity firm targeting investments in real estate and other real assets throughout North America. Consistent with the firm’s family office heritage, Iron Point pursues a thematic, value-oriented investment approach across traditional and specialty property sectors. Since inception, and as of June 30, 2024, Iron Point and its affiliates have raised $10.4 billion in equity capital commitments across numerous multi-strategy and sector-focused investment vehicles.

Iron Point has offices located in Washington D.C.

To learn more, visit www.ironpointpartners.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.

Investor Contact

Ann Dai

Head of Investor Relations

blueowlir@blueowl.com

Media Contact

Nick Theccanat

Principal, Corporate Communications & Government Affairs

Nick.Theccanat@blueowl.com

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